    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 11, 1997
    -----------------------------------------------------------------------
                                                     REGISTRATION NO. 333-



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                          __________________________

                          J. C. PENNEY COMPANY, INC.
            (Exact name of registrant as specified in its charter)

     DELAWARE                                                13-5583779
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                               6501 LEGACY DRIVE
                           PLANO, TEXAS  75024-3698
         (Address of principal executive offices, including zip code)

            J. C. PENNEY COMPANY, INC. SAVINGS, PROFIT-SHARING AND
                             STOCK OWNERSHIP PLAN
                           (Full title of the plan)

                            CHARLES R. LOTTER, ESQ.
            EXECUTIVE VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                          J. C. PENNEY COMPANY, INC.
                               6501 LEGACY DRIVE
                           PLANO, TEXAS  75024-0005
                                (972) 431-1201
(Name, address, and telephone number, including area code, of agent for service)



                        CALCULATION OF REGISTRATION FEE

                                                         Proposed      Proposed maximum
                                            Amount       maximum          aggregate offering
Title of securities                         to be     offering price        price             Amount of
to be registered                          registered    per share                          registration fee
-----------------------------------------------------------------------------------------------------------
Common Stock of 50c par value
 ("JCPenney Stock") of J. C. Penney
 Company, Inc. ("Company") including
 the associated rights to purchase
 shares of the Company's Series A          5,000,000    $57.4375**      $287,187,500**         $87,027**
 Junior Participating Preferred Stock,     shares*
 without par value ("Rights")
-----------------------------------------------------------------------------------------------------------


In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

* The J. C. Penney Company, Inc. Savings, Profit-Sharing and Stock Ownership Plan ("Plan") provides that the number of shares available under the Plan will be equitably adjusted in the event of a stock dividend, stock split, recapitalization or similar event. Accordingly, this Registration Statement covers, in addition to the number of shares of JCPenney Stock stated above, an indeterminate number of shares which by reason of such event may become available under the Plan.

** Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) and based on the average of the high and low sales prices of JCPenney Stock as reported in the New York Stock Exchange Composite Transactions for August 8, 1997.

Pursuant to General Instruction E to Form S-8 and except as otherwise indicated herein, the contents of the Company's Registration Statement on Form S-8 (Commission File No. 33-59666) relating to 2,000,000 shares of JCPenney Stock and the Rights associated therewith (as adjusted pursuant to a subsequent stock split) are hereby incorporated by reference herein.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. - EXHIBITS

See Exhibit Index at page 2.

In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, and an Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code, the registrant has submitted the Plan and any amendments thereto to the Internal Revenue Service in a timely manner and hereby undertakes to make all changes required by the Internal Revenue Service in order to qualify the Plan.

                                 EXHIBIT INDEX
                                 -------------


These Exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.



Exhibit No.      Description
-----------      -----------
   (23)          Consent of KPMG Peat Marwick LLP.
   (24)          Power of Attorney.

                                  SIGNATURES

     The Registrant.  Pursuant to the requirements of the Securities Act of
     --------------
1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on the 11th day of August, 1997.


                                    J. C. PENNEY COMPANY, INC.



                                    By   /s/ Charles R. Lotter, Esq.
                                         ----------------------------
                                         Charles R. Lotter, Esq.
                                         Executive Vice President,
                                         Secretary and General
                                         Counsel



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signatures                         Title                  Date
          ----------                         -----                  ----

J. E. OESTERREICHER*                 Chairman of the Board       August 11, 1997
-----------------------------------  and Chief Executive
J. E. OESTERREICHER                  Officer (principal
                                     executive officer);
                                     Director


W. B. TYGART*                        President and Chief         August 11, 1997
-----------------------------------  Operating Officer;
W. B. TYGART                         Director


D. A. MCKAY*                         Senior Vice President       August 11, 1997
-----------------------------------  and Chief Financial
D. A. MCKAY                          Officer (principal
                                     financial officer)


W. J. ALCORN*                        Vice President and          August 11, 1997
-----------------------------------  Controller (principal
W. J. ALCORN                         accounting officer)

M. A. BURNS*                         Director                    August 11, 1997
-----------------------------------
M. A. BURNS

V. E. JORDAN, JR.*                   Director                    August 11, 1997
-----------------------------------
V. E. JORDAN, JR.

GEORGE NIGH*                         Director                    August 11, 1997
-----------------------------------
GEORGE NIGH

J. C. PFEIFFER*                      Director                    August 11, 1997
-----------------------------------
J. C. PFEIFFER

A. W. RICHARDS*                      Director                    August 11, 1997
-----------------------------------
A. W. RICHARDS

C. S. SANFORD, JR.*                  Director                    August 11, 1997
-----------------------------------
C. S. SANFORD, JR.

R. G. TURNER*                        Director                    August 11, 1997
-----------------------------------
R. G. TURNER

J. D. WILLIAMS*                      Director                    August 11, 1997
-----------------------------------
J. D. WILLIAMS

     * By: /s/ C. R. Lotter, Esq.
          -----------------------
           C. R. Lotter, Esq.
           Attorney-in-fact


     The Plan.  Pursuant to the requirements of the Securities Act of 1933, the
     --------
trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on the 11th day of August, 1997.

                          J. C. PENNEY COMPANY, INC.
               SAVINGS, PROFIT-SHARING AND STOCK OWNERSHIP PLAN


                            By /s/ B. A. Hill
                               ----------------------------------
                               B. A. HILL
                               Member of Benefits Administration
                               Committee